Exhibit 10.2

Execution Copy

AMENDMENT NO. 1

This AMENDMENT NO. 1 , dated as of August 4, 2011 (this “Agreement”; capitalized terms used herein without definition having the meanings provided in Article I), is entered into among CHURCH & DWIGHT CO., INC., a Delaware corporation (the “Borrower”), each Lender a party hereto and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

The Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement.

The Borrower has requested that the Lenders agree to amend the Credit Agreement as hereinafter set forth.

The Lenders party to this Agreement are, on the terms and conditions stated below, willing to grant such request and to amend the Credit Agreement as hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party to this Agreement agrees, as follows:

ARTICLE I

DEFINITIONS

1.01 Definitions. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in the preamble.

“Agreement” is defined in the preamble.

“Agreement Effective Date” means the date on which the conditions precedent to the effectiveness of this Agreement as specified in Article III herein have been satisfied.

“Borrower” is defined in the preamble.

“Credit Agreement” means the Credit Agreement dated as of November 18, 2010 among the Borrower, the Lenders, the Administrative Agent and the other agents party thereto.

“Lender” means each lender from time to time party to the Credit Agreement.

1.02 Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

[Amendment No. 1]

1.03 Other Interpretive Provisions. The rules of construction in Sections 1.02 to 1.09 of the Credit Agreement shall be equally applicable to this Agreement.

ARTICLE II

AMENDMENTS

2.01 Amendments. Effective as of the Agreement Effective Date, the Credit Agreement is hereby amended as follows:

(a) Credit Agreement Section 1.01. Section 1.01 of the Credit Agreement is amended as follows:

(i) The existing definitions in Section 1.01 of the Credit Agreement for the terms “Applicable Rate” and “Maturity Date” are deleted in its entirety and the following new definitions for such terms are added in lieu thereof:

““Applicable Rate” means the following percentages per annum, based upon either the Debt Ratings or the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a), with the Applicable Rate being determined by reference to the Pricing Level most favorable to the Borrower; provided that the Applicable Rate may never be based upon a Pricing Level that is more favorable to the Borrower than the Pricing Level that is two Pricing Levels above that of the Debt Ratings:

Applicable Rate

Pricing Level	Consolidated Leverage Ratio	Debt Rating Moody’s/S&P	Commitment Fee	Eurocurrency Rate + Letters of Credit	Base Rate +
1	≤0.50:1	≥ BBB+ /Baa1	0.15%	1.25%	0.25%
2	> 0.50:1 but ≤ 1.50:1	≥ BBB /Baa2	0.20%	1.50%	0.50%
3	> 1.50:1 but ≤ 2.50:1	≥ BBB- /Baa3	0.25%	1.75%	0.75%
4	> 2.50:1	≤ BB+ /Ba1	0.35%	2.25%	1.25%

For purposes of the foregoing, (i) if either Moody’s or S&P shall not have in effect a Debt Rating (other than by reason of the circumstances referred to in the last sentence of this definition), then the Pricing Level established based on the Debt Rating shall be determined by reference to the remaining Debt Rating, and if neither Moody’s nor S&P have in effect a Debt Rating (other than by reason of the circumstances referred to in the last sentence of this definition), then the Applicable Rate shall be determined by reference to the Consolidated Leverage Ratio; (ii) if the Debt Ratings established or deemed to have been established by Moody’s and S&P shall fall within different Pricing Levels, then the Pricing Level established based on the Debt Rating shall be based on the higher of the two Debt Ratings unless one of the two Pricing Levels is two or more Pricing Levels lower than the other, in which case the Pricing Level established based on the Debt Rating shall be determined by reference to the Pricing Level next below that of the higher of the two Debt Ratings; and (iii) if the Debt Ratings established or deemed to have been established by Moody’s and S&P shall be changed (other than as a result of a change in the ratings system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished pursuant to Section 6.03(e) or otherwise. Any increase or decrease in the Applicable Rate (a) resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered, (b) resulting from a change in the Debt Ratings shall apply during the period commencing on the effective date of such change and, in each case, ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment (unless two or more of such rating agencies are affected by the foregoing), the Applicable Rate shall be determined by reference to the Consolidated Leverage Ratio.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).”

““Maturity Date” means August 4, 2016; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.”

(ii) Credit Agreement Section 4.02. Section 4.02 of the Credit Agreement is hereby amended by deleting clause (a) thereof in its entirety and adding the following in lieu thereof:

“(a) The representations and warranties of (i) the Borrower contained in Article V (other than the representations and warranties contained in Sections 5.05(c) and 5.06 to the extent the proceeds of such Credit Extension are used to repay commercial paper issued by the Borrower) and (ii) each Loan Party contained in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.”

(iii) Credit Agreement Section 6.11. Section 6.11 of the Credit Agreement is hereby amended by inserting the words “ commercial paper back-up,” immediately following the words “and capital expenditures,” therein.

(b) Other Loan Documents. From and after the Agreement Effective Date, each reference to the Credit Agreement in any Loan Document shall be a reference to the Credit Agreement, as amended by this Agreement, as the same may hereafter be further amended, amended and restated, supplemented or otherwise modified.

ARTICLE III

CONDITIONS PRECEDENT

3.01 Conditions of Effectiveness. This Agreement is subject to the provisions of Section 10.01 of the Credit Agreement, and shall become effective when, and only when, each of the following conditions shall have been satisfied:

(a) Deliveries. The Administrative Agent shall have received all of the following documents (in sufficient copies for each Lender), each such document (unless otherwise specified) dated the date of receipt thereof by the Administrative Agent and, each in form and substance satisfactory to the Administrative Agent:

(i) Agreement. Counterparts of this Agreement executed by the Borrower, and all of the Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Agreement;

(ii) Responsible Officer’s Certificate. A certificate executed by a Responsible Officer of the Borrower as to the matters set forth in Section 3.01(c); and

(iii) Opinion. A favorable opinion from Dechert LLP, counsel to the Borrower, addressed to the Administrative Agent and each Lender, as to matters customary for transactions of this type.

(b) Fees; Expenses. (i) The Administrative Agent shall have received payment of the following: (A) for the account of each Lender which has executed a counterpart of this Agreement, a fee equal to 0.10% of the Commitment of such Lender, and (B) the amount of any fees and expenses required to be reimbursed on or before the Agreement Effective Date pursuant to Section 5.04 hereof; and (ii) the Borrower shall have paid all fees due under that certain First Amendment Fee Letter dated as of July 18, 2011 among the Borrower, Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated; and

(c) Representations and Warranties. The representations and warranties of the Borrower contained in Article IV should be true and correct in all material respects.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Agreement, the Borrower hereby represents and warrants that on and as of the Agreement Effective Date after giving effect to this Agreement:

4.01 Due Authorization; No Conflict. The execution and delivery by the Borrower of this Agreement and the performance by the Borrower of this Agreement and the Credit Agreement, as amended and otherwise modified by this Agreement, have been duly authorized by all necessary corporate or other organizational action of the Borrower, and do not and will not: (a) contravene the terms of the Borrower’s Organizational Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any contractual obligation to which the Borrower is a party or affecting the Borrower, or any properties of the Borrower or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or any of their property is subject; or (c) violate any applicable Law to which the Borrower or any of their property is subject.

4.02 Enforceability. Each of this Agreement and the Credit Agreement, as amended and otherwise modified by this Agreement, constitute a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.03 Credit Agreement Representations. The representations and warranties of the Borrower contained in the Credit Agreement are true and correct in all material respects except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

4.04 No Default. No Default or Event of Default has occurred and is continuing or resulted from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

ARTICLE V

MISCELLANEOUS

5.01 Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

5.02 Lender Consent. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Agreement Effective Date specifying its objection thereto.

5.03 Effect of Agreement. (a) The Credit Agreement, as specifically amended or otherwise modified by this Agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

(b) The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

5.04 Costs and Expenses. On the Agreement Effective Date, the Borrower agrees to pay all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 10.04(a) of the Credit Agreement which are invoiced to the Borrower on or prior to the Agreement Effective Date.

5.05 Section Captions. Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

5.06 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

5.07 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:	CHURCH & DWIGHT CO., INC.

	By:	/s/ Mathew T. Farrell
Matthew T. Farrell, Chief Financial Officer

ADMINISTRATIVE	BANK OF AMERICA, N.A.,
AGENT:	By:	/s/ Andrew Richards
Andrew Richards, Senior Vice President

LENDER:	THE NORTHERN TRUST COMPANY
	By:	/s/ Peter J. Hallan
Peter J. Hallan, Vice President:

THE BANK OF NOVA SCOTIA
	By:	/s/ David Schwartzbard
David Schwartzbard, Director:

SOVEREIGN BANK
	By:	/s/ Arlene S. Pedovich
Arlene S. Pedovitch, Senior Vice President

BANK OF MONTREAL
	By:	/s/ Philip Langheim
Philip Langheim, Managing Director

WELLS FARGO BANK, N.A.
	By:	/s/ Beth Rue
Beth Rue, Director

SUNTRUST BANK
	By:	/s/ J. Mathew Rowand
J. Matthew Rowand, Vice President

CITIZENS BANK OF PENNSYLVANIA
	By:	/s/ Devon Starks
Devon Starks, Senior Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD
	By:	/s/ George Stoecklein
George Stoecklein, Authorized Signatory

CO-DOCUMENTATION	UNION BANK, N.A.
AGENT AND LENDOR:	By:	/s/ Megan Webster
Megan Webster, Vice President

HSBC BANK USA, NATIONAL ASSOCIATION
	By:	/s/ Robert Moravec
Robert Moravec, Senior Relationship Manager

DEUTSCHE BANK AG NEW YORK
	By:	/s/ Heidi Sandquist
Heidi Sandquist, Director
	By:	/s/ Ming K. Chu
Ming K. Chu, Vice President

LENDER, L/C ISSUER	BANK OF AMERICA, N.A.
AND SWING LINE LENDER	By:	/s/ Andrew Richards
Andrew Richards, Senior Vice President

SYNDICATION AGENT	PNC BANK, NATIONAL ASSOCIATION
L/C ISSUER AND LENDER	By:	/s/ Michael A. Richards
Michael A. Richards, Senior Vice President